Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Kelly Lunder

Manager of Marketing & Communications

klunder@electromed.com

952-758-0382

Electromed, Inc. receives FDA Market Clearance for the SmartVest® SQLTM

New Prague, Minnesota – December 30, 2013 – Electromed, Inc. (NYSE MKT: ELMD), a global medical device company, today announced it has received notification from the U.S. Food and Drug Administration that its next generation SmartVest® Airway Clearance System, the model SQLTM has been cleared to market.

“SQL solidifies Electromed’s innovation leadership by offering a device that is smaller, quieter, and lighter than our previous versions,” said Kathleen Skarvan, Chief Executive Officer. “We designed the SQL to stand apart from the competition with features that our patients and clinicians were asking for. They talked, and we listened.” In addition to being significantly smaller, quieter, and lighter than our previous versions, some of the features include enhanced ramping, an enhanced pause feature and more user-friendly graphics.

The model SQL is an electrically powered precursor device designed to deliver high frequency chest wall oscillation (HFCWO) to promote airway clearance, improve bronchial drainage and enhance mucus transport under the order of a physician’s prescription. It is prescribed to patients with a wide range of pulmonary-related health conditions including bronchiectasis, chronic obstructive pulmonary disease (COPD), cystic fibrosis, muscular dystrophy, and cerebral palsy. HFCWO has been demonstrated to reduce lung infections and reduce health care costs associated with recurrent pneumonias, antibiotic use, and hospital stays. In addition to the innovative SQL generator, the system boasts a lightweight soft-fabric garment with several patented features.

“We believe we have the most comfortable and easy-to-use system among leading HFCWO devices, which leads to therapy adherence and better patient outcomes,” Skarvan added.

Electromed anticipates that the model SQL will be available to the U.S. market within the next 60 days.

About Electromed, Inc.

Electromed, Inc. manufactures, markets, and sells products that provide airway clearance therapy, including the SmartVest® Airway Clearance System, to patients with compromised pulmonary function. Further information about the Company can be found at www.electromed.com, or call 800-462-1045.

Cautionary Statements

Certain statements found in this release may constitute forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the speaker’s current views with respect to future events and financial performance and include any statement that does not directly relate to a current or historical fact. Forward-looking statements can generally be identified by the words “believe,” “expect,” “anticipate” or “intend” or similar words. Forward-looking statements made in this release include the Company’s expectations regarding the availability of the model SQL in the U.S. market. Forward-looking statements cannot be guaranteed and actual results may vary materially due to the uncertainties and risks, known and unknown, associated with such statements. Examples of risks and uncertainties for Electromed include, but are not limited to, delays in the production or shipment of our products, the reluctance of physicians or other healthcare providers to accept a new product, the impact of emerging and existing competitors, and the effectiveness of our sales and marketing and cost control initiatives, as well as other factors described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-K). Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions investors should take into account when making investment decisions. Shareholders and other readers should not place undue reliance on “forward-looking statements,” as such statements speak only as of the date of this release.

###